EXHIBIT 99.1

George Wolf

Corporate Business Development & Sales Operations

Mr. Wolf joined the Capstone Management Team in 2014. Prior to Mr. Wolf assuming this management position he served as President and CEO of Systematic Development Group, LLC from 2010 through 2014, President and CEO of ExamSoft Worldwide, Inc. (1998 – 2009) and as Executive Vice President of Sagaz Industries, Inc. (1986 – 1997).